Exhibit 99.1

Relay Therapeutics Reports First Quarter 2024 Financial Results and Corporate Highlights

Approximately $750 million in cash, cash equivalents and investments at end of Q1 2024, expected to fund operations into second half of 2026

Cambridge, Mass. – May 2, 2024 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies, today reported first quarter 2024 financial results and corporate highlights.

“We have started 2024 with a focus on maintaining strong execution across our portfolio,” said Sanjiv Patel, M.D., President and Chief Executive Officer of Relay Therapeutics. “We continue to progress a robust RLY-2608 development program and expect to share additional data in the second half of the year. In parallel, we have continued to advance our pre-clinical pipeline and look forward to disclosing at least one new program this year, which is being designed to have first-in-class potential.”

Recent Corporate Highlights

RLY-2608 (ReDiscover study)

•
RLY-2608 doublet: continued to enroll patients with PI3Kα-mutant, HR+, HER2- locally advanced or metastatic breast cancer in two additional dose expansion cohorts of RLY-2608 in combination with fulvestrant – a second 600mg BID cohort as well as one at 400mg BID
•
RLY-2608 triplet: continued enrollment of RLY-2608 + fulvestrant + ribociclib triplet combination in patients with PI3Kα-mutant, HR+, HER2- locally advanced or metastatic breast cancer

Lirafugratinib (RLY-4008; ReFocus study)

•
As previously disclosed, the company will minimize resource allocation in 2024 to allow data to mature and inform future clinical development decisions

Anticipated 2024 Milestones

•
RLY-2608
o
RLY-2608 + fulvestrant data update in the second half of 2024
o
RLY-2608 + fulvestrant + ribociclib initial safety data in the second half of 2024
•
Lirafugratinib: tumor agnostic data and regulatory update in the second half of 2024
•
Pre-clinical: disclose new program(s) in 2024

First Quarter 2024 Financial Results

Cash, Cash Equivalents and Investments: As of March 31, 2024, cash, cash equivalents and investments totaled $749.6 million compared to $750.1 million as of December 31, 2023. The company expects its current cash, cash equivalents and investments will be sufficient to fund its current operating plan into the second half of 2026.

Revenue: Revenue was $10.0 million for the first quarter of 2024, as compared to $0.2 million for the first quarter of 2023. The increase was primarily due to a payment of $10.0 million in connection with a milestone achieved under the company’s Collaboration and License Agreement with Genentech, Inc. during the first quarter of 2024.

R&D Expenses: Research and development expenses were $82.4 million for the first quarter of 2024, as compared to $82.8 million for the first quarter of 2023. The decrease was primarily due to the impact of prioritization of certain programs in our pipeline, as previously disclosed in 2023 and earlier in 2024.

G&A Expenses: General and administrative expenses were $19.8 million for the first quarter of 2024, as compared to $19.6 million for the first quarter of 2023. The increase was primarily due to additional stock compensation expense.

Net Loss: Net loss was $81.4 million for the first quarter of 2024, or a net loss per share of $0.62, as compared to a net loss of $94.2 million for the first quarter of 2023, or a net loss per share of $0.78.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies with the goal of bringing life-changing therapies to patients. As the first of a new breed of biotech created at the intersection of complementary techniques and technologies, Relay Therapeutics aims to push the boundaries of what’s possible in drug discovery. Its Dynamo™ platform integrates an array of leading-edge computational and experimental approaches designed to drug protein targets that have previously been intractable or inadequately addressed. Relay Therapeutics’ initial focus is on enhancing small molecule therapeutic discovery in targeted oncology and genetic disease indications. For more information, please visit www.relaytx.com or follow us on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding Relay Therapeutics’ strategy, business plans and focus; the progress and timing of the clinical development of the programs across Relay Therapeutics’ portfolio, including the expected therapeutic benefits of its programs, potential efficacy and tolerability, and the timing and success of interactions with and approval of regulatory authorities; the timing and progress of doublet and triplet combinations for RLY-2608, the timing of clinical updates for RLY-2608, the timing of a clinical data and regulatory update for lirafugratinib, and the timing of disclosure of additional pre-clinical programs; expectations regarding Relay Therapeutics’ pipeline, operating plan, use of capital, expenses and other financial results; and Relay Therapeutics’ cash runway projection. The words “may,” “might,” “will,” “could,” “would,” “should,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions, or the negative thereof, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of global economic uncertainty, geopolitical instability and conflicts, or public health epidemics or outbreaks of an infectious disease on countries or regions in which Relay Therapeutics has operations or does business, as well as on the timing and anticipated results of its clinical trials, strategy, future operations and profitability; the delay or pause of any current or planned clinical trials or the development of Relay Therapeutics’ drug candidates; the risk that the preliminary results of its pre-clinical or clinical trials may not be predictive of future or final results in connection with future clinical trials of its product candidates; Relay Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of its planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Relay Therapeutics’ most recent Annual Report on Form 10-K, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Relay Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Relay Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Contact:

Megan Goulart

617-545-5526

mgoulart@relaytx.com

Media:

Dan Budwick

1AB

973-271-6085

dan@1abmedia.com

Relay Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
License and other revenue	$10,007	$226
Total revenue	10,007	226
Operating expenses:
Research and development expenses	$82,403	$82,827
Change in fair value of contingent consideration liability	(1,832)	(1,003)
General and administrative expenses	19,799	19,579
Total operating expenses	100,370	101,403
Loss from operations	(90,363)	(101,177)
Other income:
Interest income	8,951	6,941
Other income (expense)	25	(3)
Total other income, net	8,976	6,938
Net loss	$(81,387)	$(94,239)
Net loss per share, basic and diluted	$(0.62)	$(0.78)
Weighted average shares of common stock, basic and diluted	130,843,013	121,320,865
Other comprehensive (loss) income:
Unrealized holding (loss) gain	(962)	4,618
Total other comprehensive (loss) income	(962)	4,618
Total comprehensive loss	$(82,349)	$(89,621)

Relay Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	March 31, 2024	December 31, 2023
Cash, cash equivalents and investments	$749,608	$750,086
Working capital (1)	732,956	739,834
Total assets	841,441	843,980
Total liabilities	95,677	91,977
Total stockholders’ equity	745,764	752,003
Restricted cash	2,707	2,707

(1) Working capital is defined as current assets less current liabilities.